UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 23, 2007 (January 18, 2007)

ASHFORD HOSPITALITY TRUST, INC.
(Exact name of registrant as specified in its charter)

MARYLAND	001-31775	86-1062192

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
14185 Dallas Parkway, Suite 1100
Dallas, Texas 75254
(Address of principal executive offices including Zip Code)
(972) 490-9600

(Registrant’s telephone number, including area code)
N.A.

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01 Entry into a Material Definitive Agreement.
          On January 18, 2007, a subsidiary of Ashford Hospitality Trust, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among MS Resort Holding LLC, a Delaware limited liability company (“Parent”), MS Resort Acquisition LLC, a Delaware limited liability company and a wholly-owned subsidiary of Parent (“Merger Sub”), MS Resort Purchaser LLC, a Delaware limited liability company and a wholly-owned subsidiary of Parent (“MS Purchaser Sub”), and Ashford Sapphire Acquisition LLC, a Delaware limited liability company (“Sapphire” and, together with Parent, Merger Sub and MS Purchaser Sub, the “Buyer Parties”) pursuant to which each issued and outstanding share of common stock (other than dissenting shares and shares owned directly or indirectly by Parent) (“Common Stock”) of CNL Hotels & Resorts, Inc., a Maryland corporation (“CNL”), will be canceled and entitled to receive a distribution and merger consideration in an aggregate amount equal to $20.50 in cash. Parent, Merger Sub and MS Purchaser Sub are affiliates of Morgan Stanley Real Estate Fund V U.S., L.P. (“MSREF”), and Sapphire is a wholly-owned subsidiary of the Company.
          Additionally, on January 18, 2007, Sapphire entered into a Purchase and Sale Agreement with CNL (the “Sapphire Purchase and Sale Agreement), pursuant to which, following satisfaction of the conditions set forth in the Merger Agreement, CNL will sell certain hotel assets directly to Sapphire. Pursuant to the terms of the Sapphire Purchase and Sale Agreement, the Company will acquire a 51-hotel, 13,524-room (net after joint venture adjustment) hotel portfolio for approximately $2.4 billion in cash (the “Company Asset Sale”). MS Purchase has also entered into a Purchase and Sale Agreement with CNL, pursuant to which it will acquire certain hotel assets directly from CNL (together with the Company Asset Sale, the “Asset Sales”. On the day immediately following consummation of the Asset Sales and pursuant to the Merger Agreement, Merger Sub will merge with and into CNL (the “Merger”), with CNL continuing as the surviving entity.
          The hotel portfolio the Company will acquire in the Company Asset Sale (the “Portfolio”) is comprised of full-service, upper-upscale hotels that account for 65% of trailing EBITDA and premium select-service hotels totaling 35% of trailing EBITDA. The 24 full-service, upper-upscale hotels contain 7,953 rooms with such brand names as Hilton, Embassy Suites, JW Marriott, Marriott, Doubletree, Renaissance and Hyatt. The balance of the Portfolio, or 27 premium select-service hotels totaling 5,571 rooms, features brands such as Courtyard by Marriott, Residence Inn by Marriott, SpringHill Suites by Marriott, Fairfield Inn by Marriott, TownePlace Suites by Marriott and Hampton Inn. The well maintained hotels in the Portfolio have an average age of 14.5 years. For 2006, the Portfolio’s RevPAR was $99.90, resulting in a Portfolio wide RevPAR yield penetration of 116%.The trailing, twelve-month through November 2006 ADR of $137 exceeds the Company’s portfolio by 14%. The trailing, twelve-month gross revenues for the portfolio equal $681 million.
          All but five of the 51 hotels are managed by their respective brands under long-term contracts. On a combined basis, the Company will have a total of eight different property managers with the largest being Marriott at 44% of the overall Portfolio EBITDA, Remington Hotels at 21%, Hilton at 18% and Hyatt at 8%. Eighteen hotels in the Portfolio are owned in joint ventures with ownership interests ranging from 70% to 89%.
          The table below identifies the Portfolio.

Hilton Torrey Pines	La Jolla, CA
Hilton Capital	Washington, DC
Hilton Lincoln Centre	Dallas, TX
Hilton El Conquistador	Tucson, AZ
Hilton Rye Town	Rye Brook, NY

Embassy Suites Orlando Airport	Orlando, FL
Embassy Suites Santa Clara	Santa Clara, CA
Embassy Suites Crystal City	Arlington, VA
Doubletree Crystal City	Arlington, VA
Hilton Miami Airport	Miami, FL
Hilton Suites Auburn Hills	Auburn Hills, MI
Hilton Costa Mesa	Costa Mesa, CA
Embassy Suites Portland	Portland, OR
Hilton Birmingham Perimeter Park	Birmingham, AL
JW Marriott New Orleans	New Orleans, LA
Marriott Bridgewater	Bridgewater. NJ
Marriott BWI Airport	Baltimore, MD
Marriott Dallas Plano at Legacy Town Center	Plano, TX
Marriott Seattle Waterfront	Seattle, WA
Marriott Suites Dallas	Dallas, TX
Renaissance Tampa Hotel International Plaza	Tampa, FL
Courtyard Philadelphia	Philadelphia, PA
Courtyard San Francisco	San Francisco, CA
Hyatt Coral Gables	Coral Gables, FL
Hyatt Dearborn	Dearborn, MI
Hyatt Montreal	Montreal, QC
Courtyard Marriott Village	Orlando, FL
SpringHill Suites Marriott Village	Orlando, FL
Fairfield Inn Marriott Village	Orlando, FL
Courtyard Basking Ridge	Basking Ridge, NJ
Courtyard Edison	Edison, NJ
Courtyard Newark	Newark, CA
Courtyard Oakland Airport	Oakland, CA
Courtyard Plano	Plano, TX
Courtyard Scottsdale	Scottsdale, AZ
Courtyard Seattle	Seattle, WA
Residence Inn — Kansas City	Kansas City, MO
Residence Inn — Torrance	Torrance, CA
Residence Inn Atlanta Buckhead at Lenox Park	Atlanta, GA
Residence Inn Las Vegas	Las Vegas, NV
Residence Inn Newark	Newark, CA
Residence Inn Phoenix	Phoenix, AZ
Residence Inn Plano	Plano, TX
Residence Inn, Perimeter West Atlanta	Atlanta, GA
SpringHill Suites Manhattan Beach	Manhattan Beach, CA
SpringHill Suites Plymouth Meeting	Plymouth Meeting, PA
SpringHill Suites Richmond	Richmond, VA
TownePlace Suites Manhattan Beach	Manhattan Beach, CA
Courtyard Manchester	Manchester, CT
Residence Inn Manchester	Manchester, CT
Hampton Inn Houston Galleria	Houston, TX
          The Asset Sales and the Merger (the “Transactions”) are subject to customary closing conditions including, among other things, the approval of the Merger by the affirmative vote of holders of a majority of the outstanding shares of Common Stock. The closing of the Transactions are not subject to a financing condition.
          The Company and MSREF have entered into a Guaranty, dated January 18, 2007, in favor of CNL (the “Guaranty”), pursuant to which the Company and MSREF have jointly and severally guaranteed the payment and performance obligations of the Buyer Parties under the Merger Agreement in an amount up to $300 million.
          The Company and MSREF also entered into a Contribution and Rights Agreement, dated January 18, 2007, pursuant to which the Company and MSREF agreed to share most of the post-merger corporate liabilities of CNL as well as any guaranteed obligations under the Guaranty by allocating 38.71% of such liabilities to the Company and 61.29% to MSREF (the “Sharing Percentage”). In this agreement, the Company and MSREF also agreed to share in any break-up fee, expense payment or any other payment made to Parent under the Merger Agreement in accordance with the Sharing Percentage. With certain exceptions, the Company and MSREF will each acquire the liabilities of CNL and its applicable subsidiaries directly associated with the portfolio of assets such party will acquire in the Asset Sales.
          Copies of each of the Merger Agreement, the Sapphire Purchase and Sale Agreement, the Guaranty and the Contribution and Rights Agreement will be filed as exhibits to the Company’s 10-K.
Item 3.02. Unregistered Sales of Equity Securities
          The Company intends to issue 8,000,000 shares of Series C Cumulative Redeemable Preferred Stock on or about the date of the Company Asset Sale for a purchase price of $200,000,000. The issuance of the Series C Preferred Stock will be affected in reliance upon an exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended; however, the Company intends to file a resale shelf registration statement covering the Series C Preferred Stock or a demand registration statement in connection with an underwritten offering of the Series C Preferred Stock, in each case upon the request of the holders of the Series C Preferred Stock.
Item 8.01. Other Information
          The Company Asset Sale will be funded with a $2.4 billion combination of existing debt and a financing package of debt and equity capital provided by Wachovia Securities and its affiliates (“Wachovia”). The Wachovia financing package is comprised of 10-year and 5-year fixed-rate CMBS financing, variable-rate CMBS financing, a variable-rate term loan, and preferred equity. The equity portion of this Wachovia financing package consists of the issuance and sale of up to 8,000,000 shares of preferred equity for a purchase price of up to $200,000,000, which issuance and sale will not be registered with the Securities and Exchange Commission under the Securities Act of 1933, as amended, in reliance upon the Section 4(2) private placement exemption. The proportional breakdown of each piece of capital funding implies an expected blended all-in cost of capital of approximately 6.3% and weighted average maturities of 7.7 years In addition, Wachovia is providing a new $150 million revolving credit facility.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASHFORD HOSPITALITY TRUST, INC. (Registrant)
Dated: January 23, 2007
	By:	/S/ DAVID A. BROOKS
David A. Brooks
Chief Legal Officer

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